UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 1, 2017

OneLife Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-198068	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Newport Dr.

Rolling Meadows, IL 60008

(Address of principal executive offices)

630-699-1145

(Registrant's telephone number, including area code)

Oculus, Inc.

1701 E. Woodfield Road, Suite 315

Schaumburg, IL 60173

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

OneLife Technologies Corp. (formerly Oculus, Inc.) (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to (i) change its name to OneLife Technologies Corp., (ii) effectuate a 2 for 1 forward stock split and (iii) increase the authorized shares of common stock to 500,000,000 (the “Amendment”). The board of directors of the Company approved the Amendments on May 31, 2017. The shareholders of the Company approved of the Amendment by written consent on May 31, 2017. The Amendment became effective with the State of Nevada on June 1, 2017. FINRA declared that the forward split and the new name of OneLife Technologies Corp., with the new CUSIP f 68268M105, be effective on June 13, 2017, and the new ticker symbol of “OLMM,” will be effective on July 11, 2017

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, stating the name change, 2 for 1 forward stock split and increasing the authorized shares of common stock of the Company to 500,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 June 13, 2017

OneLife Technologies Corp. /s/ Robert Wagner By: Robert Wagner Title: President

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment, stating the name change, 2 for 1 forward stock split and changing the authorized shares of common stock of the Company to 500,000,000.